Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

February 28, 2011

YRC Worldwide Achieves Agreement in Principle Restructuring Milestone

•	Term Sheet Provides for Additional Capital, Enhanced Liquidity, Conversion of Some Debt Obligations into Equity and Very Substantial Dilution of Existing Equity Holders

•	Restructuring Closing Timeline Targeted for July 2011

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today announced that it had reached an agreement in principle, in the form of a non-binding term sheet, with certain of its key stakeholders providing for a comprehensive restructuring plan for YRC Worldwide. The term sheet was approved by those parties necessary to satisfy the “agreement in principle” condition in the company’s credit agreement, including the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters and a more than two-thirds majority of the lenders under the company’s credit agreement.

The non-binding term sheet provides YRCW with new and additional capital, a substantial improvement in its liquidity position, conversion of some of its debt obligations into equity and the replacement or restructuring of certain of its debt obligations. The term sheet contemplates a very substantial dilution of existing equity holders.

John Lamar, chief restructuring officer and lead director of YRCW, said that “the principal objective of the company was to achieve a comprehensive restructuring with a solid foundation for long term success. I believe the agreement in principle as represented by the term sheet will do just that. We appreciate both the support and confidence of our lenders and the dedication and sacrifice of our thousands of employees in their efforts to support the future success of YRCW.”

The term sheet establishes a timeline to close the restructuring transaction by July 2011 and contemplates the extension of the previously announced deferral of interest and fees under the company’s credit agreement and ABS facility through the same period. The company also indicated that its lenders have waived the first quarter 2011 EBITDA covenant in view of the harsh winter and as part of an anticipated revision in forward covenants under the new restructuring plan.

The company believes that this action represents a significant step in its restructuring and will continue to work with the parties that have approved the term sheet and other required parties to complete definitive documentation and satisfy any applicable closing conditions.

Important additional information can be found in, and this news release should be read in conjunction with, the Current Report on Form 8-K to be filed today with the Securities and Exchange Commission.

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IMPORTANT INFORMATION ABOUT THE POTENTIAL RESTRUCTURING

The agreement in principle, by its terms, is not intended to be legally binding nor is it a comprehensive list of all relevant terms and conditions of the potential restructuring nor has it been consented to by all the parties necessary to complete any restructuring. This news release and the description of the potential restructuring set forth herein does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of the securities referred to herein has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” ”would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that any restructuring will be subject to a number of significant conditions, including, among other things, agreement on and entry into definitive agreements with the parties to any restructuring, the satisfaction or waiver of the conditions contained in such definitive agreements, the lack of any unexpected or adverse litigation ruling and agreement by a number of parties that have not consented to the term sheet referenced herein. The Company cannot provide you with any assurances that it will reach agreement on the definitive terms of any restructuring. The Company cannot provide you with any assurances that the terms of any definitive agreements regarding a restructuring will not contain terms substantially and materially different than those contained in this news release or any description in the Current Report on Form 8-K referenced herein. The Company cannot provide you with any assurances that any restructuring can be completed out-of-court or whether the Company will be required to implement the Restructuring under the supervision of a bankruptcy court, in which event, the Company cannot provide you with any assurances that the terms of any such restructuring will not be substantially and materially different from the term sheet or any description in the Current Report on Form 8-K referenced herein or that an effort to implement an in-court restructuring would be successful. In addition, even if a restructuring is completed, the Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the effect of any restructuring, whether out-of-court or in-court, may have on the Company’s customers’ willingness to ship their products on the Company’s transportation network, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 .

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About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is a leading provider of transportation and global logistics services. It is the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, Reddaway, Holland and New Penn, and provides China-based services through its Jiayu and JHJ joint ventures. YRC Worldwide has the largest, most comprehensive less-than-truckload (LTL) network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Investor Contact:	Paul Liljegren
913-696-6108
paul.liljegren@yrcw.com

Media Contact:	Suzanne Dawson
Linden, Alschuler & Kaplan
212-329-1420
sdawson@lakpr.com

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide